EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the inclusion in this registration statement on Form SB-2 of our report dated December 15, 2004, except as to Note 5 which is dated February 8, 2005, on our audit of the consolidated financial statements of Sagamore Holdings, Inc. and subsidiary as of October 3, 2004, and for the period from September 15, 2004 (date of capitalization) through October 3, 2004 and June 30, 2004, and our report dated December 15, 2004 on the financial statements of Nexus Custom Electronics, Inc. as of October 3, 2004, and for the period from July 1, 2004 through October 3, 2004 and for the years ended June 30, 2004 and 2003, which reports include explanatory paragraphs relating to the ability of Sagamore Holdings, Inc. and subsidiary and Nexus Custom Electronics, Inc. to continue as going concerns. We also consent to the reference to our firm under the caption "Experts" in this registration statement.

/s/ J.H. Cohn LLP

Roseland, New Jersey
May 13, 2005



















                                 EXHIBIT 23.1-1